EXHIBIT 10.74

Portions of this exhibit marked [*] are requested to be treated confidentially.

EXECUTION VERSION

Dated 27 August 2010

Norgine B.V.

- and -

Salix Pharmaceuticals, Inc.

FIRST AMENDMENT TO LICENSE AND SUPPLY AGREEMENT

COVINGTON & BURLING LLP

265 Strand

London WC2R 1BH, England

Tel +44 (0)20 7067 2000

www.cov.com

THIS FIRST AMENDMENT TO LICENSE AND SUPPLY AGREEMENT is made the 27th day of August 2010.

BETWEEN:

(1) NORGINE B.V., a limited liability company under the laws of the Netherlands, with its principal offices at Hogehilweg 7, 1101 CA Amsterdam ZO, The Netherlands (“Licensor”); and

(2) SALIX PHARMACEUTICALS, INC., a company incorporated in the State of California in the United States of America whose principal place of business is 1700 Perimeter Park Drive, Morrisville, North Carolina 27560-8404, U.S.A. (“Licensee”).

WHEREAS:

(a) Licensor and Licensee are parties to that certain License and Supply Agreement, dated 7 December 2005 as supplemented by that certain letter agreement, dated 18 April 2008, between Licensor and Licensee (the “Original Agreement”);

(b) Licensor, together with Norgine Europe B.V., and Licensee are parties to certain litigation with Novel Laboratories, Inc. relating to the Product (as such term is defined in the Original Agreement); and

(c) Licensor and Licensee desire to settle the aforesaid litigation and in connection therewith to effect pursuant to an amendment to the Original Agreement certain modifications to the arrangements between them set forth in the Original Agreement.

IT IS NOW AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1.	In this Amendment the following definitions shall apply unless the context requires otherwise:

“Amendment” - this document as may be amended from time to time in accordance with the provisions of this document.

“Licensee” has the meaning set forth in the first paragraph hereof.

“Licensor” has the meaning set forth in the first paragraph hereof.

“Original Agreement” has the meaning set forth in the preamble hereto.

1.2.	Terms defined in the Original Agreement or in Clause 2 of this Amendment are used herein with the same meanings accorded to them in the Original Agreement (as amended by Clause 2, if relevant) or in Clause 2, as the case may be.

1.3.	This Amendment shall be construed and interpreted in accordance with the provisions set out in Clause 1.2 of the Original Agreement mutatis mutandis.

2.	AMENDMENTS TO DEFINITIONS IN ORIGINAL AGREEMENT

2.1.	Clause 1.1 of the Original Agreement is hereby amended by adding, in the correct place therein as determined by alphabetical order, the following definitions:

2.1.1.	“Actavis” – Actavis Inc., a Delaware corporation.

2.1.2.	“Amendment’ – that certain First Amendment to License and Supply Agreement, dated the Amendment Date, between the Parties as may be amended from time to time in accordance with the provisions of the said document.

2.1.3.	“Amendment Date” – 27 August 2010.

2.1.4.	“Authorized Generic Net Sales” – Net Sales to the extent attributable to sales of an Authorized Generic Product in the Territory.

2.1.5.	“Authorized Generic Product” – a generic version of the Product that is manufactured and/or sold under the Initial NDA using a trademark other than the Trademark.

2.1.6.	“Authorized Generic Product Commencement Date” – the date on which a Third Party (other than Novel, Actavis or their respective Affiliates) files with the FDA an ANDA or an application under 21 U.S.C. § 355(b)(2) that refers to the Product as the reference-listed drug, provided that if such Third Party withdraws its ANDA or application under 21 U.S.C. § 355(b)(2) prior to Licensee’s first commercial sale of an Authorized Generic Product, then from and after the date of such withdrawal the Authorized Generic Product Commencement Date shall be deemed not to have occurred in respect of such ANDA or application under 21 U.S.C. § 355(b)(2) and Licensee may not, so long as such ANDA or application under 21 U.S.C. § 355(b)(2) remains withdrawn, sell or offer to sell, or permit any Affiliate or authorize any Third Party to sell or offer to sell, an Authorized Generic Product as a result of the withdrawn ANDA or application under 21 U.S.C. § 355(b)(2).

2.1.7.	“Generic Launch Date” – has the meaning set out in Clause 10.6.1.

2.1.8.	“Licensee Released Parties” – has the meaning set out in Clause 19.5.3.

2.1.9.	“Licensor Released Parties” – has the meaning set out in Clause 19.5.1.

2.1.10.	“Litigation” – that certain lawsuit pending as of the Amendment Date in the United States District Court for the District of New Jersey under the style Salix Pharmaceuticals, Inc., Norgine B.V., and Norgine

2.1.11.	Europe B.V. v Novel Laboratories, Inc., Civil Case No. 3:08-cv-02311-FLW-TJB.

2.1.12.	“Novel” – Novel Laboratories, Inc., a Delaware corporation.

2.1.13.	“Novel Sublicense Agreement” – that certain Sublicense Agreement, dated the Amendment Date, between Licensee, Norgine Europe B.V., Licensor and Novel, in the form attached hereto as Schedule 11.

2.1.14.	“Patent Expiry Date” – has the meaning set out in Clause 10.6.1.

2.1.15.	“Settlement Agreement” – that certain Settlement Agreement, dated the Amendment Date, among Novel, Licensee, Licensor, Norgine Europe B.V. and Actavis.

2.1.16.	“Supply Agreement” – that certain Supply Agreement, dated the Amendment Date, between Licensee, Actavis and Novel, in the form attached hereto as Schedule 12 (subject to redaction by Licensee of the financial terms from such form prior to its delivery to Licensor).

2.2.	The definition of “Agreement” contained in Clause 1.1 of the Original Agreement is hereby amended by adding at the end thereof before the period the following: “all as supplemented by that certain letter agreement, dated 18 April 2008, between Licensor and Licensee and amended by the Amendment”.

2.3.	The definition of “ANDA” contained in Clause 1.1 of the Original Agreement is hereby amended by replacing the words “the NDA” with the words “an NDA”.

2.4.	The definition of “ANDA Date” contained in Clause 1.1 of the Original Agreement is hereby deleted.

2.5.	The definition of “Cost of Manufacturing” contained in Clause 1.1 of the Original Agreement is hereby amended by the replacement of that term with the term “Cost of Manufacture”.

2.6.	The definition of “Cover” contained in Clause 1.1 of the Original Agreement is hereby amended to read as follows:

“‘Cover’ (including the variations such as ‘Covered,’ ‘Coverage’ or ‘Covering’) - in respect of a product means where a Valid Claim of a Patent Right in a country would be infringed by the making, using or Commercialisation of the product in a Commercialised form in the country in the absence of a license under such Patent Right. The determination of whether the product is so Covered by a particular Patent Right shall be made on a country-by-country basis.”

2.7.	The definition of “Effective Date” contained in Clause 1.1 of the Original Agreement is hereby amended to read in its entirety as follows:

“‘Effective Date’ - 7 December 2005.”

2.8.	The definition of “Half Year” contained in Clause 1.1 of the Original Agreement is hereby amended by deleting the dates “30 June” and “31 December” and replacing them with the dates “31 March” and “30 September”, respectively.

2.9.	The definition of “Initial NDA” contained in Clause 1.1 of the Original Agreement is hereby amended by adding at the end thereof before the period the phrase “, as amended”.

2.10.	The definition of “Invoice Income” contained in Clause 1.1 of the Original Agreement is hereby amended by replacing the reference to “Clause 1004” contained therein with a reference to “Clause 10.4”.

2.11.	The definition of “Licensee IP” contained in Clause 1.1 of the Original Agreement is hereby amended to read in its entirety as follows:

“‘Licensee IP’ - all Know How and Patent Rights relating to the Product or its manufacture or Commercialisation or the Lifecycle Management Plan discovered, generated, conceived, reduced to practice or developed or Controlled by Licensee during the Term.”

2.12.	The definition of “Manufacture Date” contained in Clause 1.1 of the Original Agreement is hereby amended to read in its entirety as follows:

“‘Manufacture Date’ - the date on which Licensee acquires an immediate license to manufacture under the terms of Clause 11.3 or 11.6. For the avoidance of doubt, the license granted by Licensor to Licensee effective as of the Amendment Date pursuant to Clause 11.6(a) shall constitute an immediate license to manufacture for purposes of this definition.”

2.13.	The definition of “Net Sales” contained in Clause 1.1 of the Original Agreement is hereby amended by deleting the sentence beginning “Disposal of Product…” and replacing it in its entirety with the following text:

“Disposal of Product or Authorized Generic Product or use of Product or Authorized Generic Product in Clinical Studies or as free samples in quantities common in the industry for this sort of product shall not give rise to any deemed sale under this Clause.”

2.14.	The definition of “Net Sales” contained in Clause 1.1 of the Original Agreement is hereby amended by adding at the end thereof a new paragraph as follows:

“For the avoidance of doubt, notwithstanding any other provision contained in this definition of Net Sales, sales [*] in Net Sales, nor shall [*] be required to [*] or [*] in respect thereof [*], so long as [*] in respect thereof.”

2.15.

The definition of “Product” contained in Clause 1.1 of the Original Agreement is hereby amended by replacing the word “Moviprep” with “MOVIPREP®”, and by the addition of the following sentence at the end thereof: “For the avoidance of doubt, the term ‘Product’ shall exclude Authorized Generic Product.”

2.16.	The definition of “Projected Sales” contained in Clause 1.1 of the Original Agreement is hereby deleted.

2.17.	The definition of “Royalty Term” contained in Clause 1.1 of the Original Agreement is hereby amended to read in its entirety as follows:

“‘Royalty Term’ - has the meaning set forth in Clause 10.6.1.”

2.18.	The definition of “Sales Price” contained in Clause 1.1 of the Original Agreement is hereby amended to read in its entirety as follows:

“‘Sales Price’ - the average sales price for a Unit of Product ([*]) in the Territory in a given Half Year calculated by dividing (i) the aggregate Net Sales ([*]) in that Half Year by (ii) the number of Units of Product comprised in such aggregate Net Sales ([*]).”

2.19.	The definition of “Trademark Royalty” contained in Clause 1.1 of the Original Agreement is hereby amended by replacing the reference “Clause 10.6” with the reference “Clause 10.7”.

3.	AUTHORIZED GENERIC PRODUCT

3.1.	The Original Agreement is hereby amended by the replacement of the term “Product” where it is used in each of the following instances with the phrase “Product and the Authorized Generic Product”:

3.1.1.	Clauses (c) and (d) of the recitals; 1.1 in the definitions of “Applicable Laws” and “Commercialisation Plan”; 2.1.3(iii); 2.1.3(iv)(a); 3.1.5 only in the first instance in which the term “Product” is used; 6.7.1; 6.7.7 only in the first three instances in which the term “Product” is

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

used; 6.10; 6.11; and 22.1.3 only in the second and third instances in which the term “Product” is used.

3.2.	The Original Agreement is hereby amended by the replacement of the term “Product” where it is used in each of the following instances with the phrase “Product and Authorized Generic Product”:

3.2.1.	Clause (e) of the recitals only in the first and third instance in which the term “Product” is used; 1.1 in the definition of “Net Sales” only in the first instance in which “Product” is used; 2.5 only in the first and last instances in which the term “Product” is used; 3.1.4 only in the second instance in which the term “Product” is used; 6.1 only in the second instance in which the term “Product” is used; 10.14; 11.4.3; 11.4.4; 17.7; 22.1.2; and 22.1.3 only in the first instance in which the term “Product” is used.

3.3.	The Original Agreement is hereby amended by the replacement of the term “Product” where it is used in each of the following instances with the phrase “Product or the Authorized Generic Product”:

3.3.1.	Clause 6.7.6(i); 6.13.1 only in the first instance in which the term “Product” is used; 6.13.2; 6.13.3; 11.4.5; 18.5; and 20.1

3.4.	The Original Agreement is hereby amended by the replacement of the term “Product” where it is used in each of the following instances with the phrase “Product or Authorized Generic Product”:

3.4.1.	Clause 1.1 in the definition of “Net Sales” in each instance in which the term “Product” is used prior to the sentence beginning “Disposal of Product…” in that definition, and excluding the first use of the term “Product” in the definition; 8.1.12; 11.4 only in the first instance in which the term “Product” is used; 11.4.5; 16.3.1; 16.5; 16.6; and 18.8 only in the second instance in which the term “Product” is used.

4.	SUPPLY

4.1.	Clause 2.1.3(iv) of the Original Agreement is hereby amended by deleting the phrase “Projected Sales and”.

4.2.	Clause 2.1.3(v) of the Original Agreement is hereby amended by deleting the word “or” after the word “Specification” and replacing it with a comma, by inserting between the word “manufacture” and the word “of” that appear in the sixth line thereof the phrase “by Licensor”, and by deleting the word “or” at the end thereof.

4.3.	Clause 2.1.3 of the Original Agreement is hereby amended by deleting Clause 2.1.3(vi).

4.4.	Clause 2.2.9 of the Original Agreement is hereby amended by deleting the text thereof and replacing it with the notation “[RESERVED]”.

4.5.	Clause 1 of Schedule 2 of the Original Agreement is hereby amended by deleting the second sentence thereof; and Clause 4.1 of Schedule 2 of the Original Agreement is hereby amended by deleting the text thereof and replacing it with the notation “[RESERVED]”.

4.6.	The first sentence of Clause 6.2 of the Original Agreement is hereby amended to read in its entirety as follows:

“Save as specified under Clause 11, Licensee shall until 1 November 2010 obtain all of its requirements for Product from Licensor.”

4.7.	The first full sentence of Clause 6.7.9 of the Original Agreement is hereby amended by inserting between the word “manufacturing” and the word “shall” the phrase “in respect of Product supplied to Licensee by Licensor”.

4.8.	Clause 6.14.3 of the Original Agreement is hereby amended by deleting “; and” and replacing that punctuation and word with a period; and Clause 6.14.4 of the Original Agreement is hereby deleted in its entirety.

4.9.	Clause 8.1.1 of the Original Agreement is hereby amended by inserting between the words “Licensee” and “shall” that appear in the fourth line thereof the words “by it”, and by replacing the term “NDA” with the term “Initial NDA”.

4.10.	Clause 8.1.2 of the Original Agreement is hereby amended by inserting between the words “Licensee” and “and shall provide” that appear in the third line thereof the words “by Licensor”.

4.11.	Clause 8.1.3 of the Original Agreement is hereby amended by inserting between the words “Licensee” and “is handled and stored” that appear in the first line thereof the words “by Licensor”, and by inserting between the words “Product” and “all in accordance” that appear in the final two lines thereof the words “supplied by it to Licensee”.

4.12.	Clause 8.1.4 of the Original Agreement is hereby amended by inserting between the words “supply” and “to Licensee” that appear in the third line thereof the words “by Licensor”.

4.13.	Clause 8.1.5 of the Original Agreement is hereby amended by inserting between the words “made” and “without Licensee” that appear in the second line thereof the words “in respect of Product supplied to Licensee by Licensor”.

4.14.	Clauses 8.1.6 and 8.1.8 of the Original Agreement are hereby amended by deleting the term “NDA” and replacing it with the term “Initial NDA”.

4.15.	Clause 8.1.7 of the Original Agreement is hereby amended by inserting between the words “Product” and “or the Initial NDA” the words “supplied or to be supplied to Licensee by Licensor”.

4.16.	Clause 8.1.9 of the Original Agreement is hereby amended by inserting between the words “manufactured” and “and procure” that appear in the third line thereof the words “for supply by Licensor to Licensee”.

4.17.	The second sentence of Clause 8.2 of the Original Agreement is hereby amended by the replacement of the term “Product” therein with the word “product”.

4.18.	Clause 8 of the Original Agreement is hereby amended by adding a new Clause 8.3 at the end thereof, such new clause to read as follows:

“Notwithstanding anything to the contrary in this Agreement, Licensor shall have no obligation to manufacture or supply any Authorized Generic Product or product for sale as an Authorized Generic Product.”

4.19.	The third sentence of Clause 9.1 of the Original Agreement is hereby amended by adding immediately after the phrase “Licensee’s requirements for Product” the words “from Licensor”; and the fifth sentence of Clause 9.1 of the Original Agreement is hereby amended by adding immediately after the phrase “Product requirements of Licensee” the words “from Licensor”.

4.20.	The final sentence of Clause 9.1 of the Original Agreement is hereby amended by inserting the following parenthetical immediately after the phrase “shall not be less than [*] percent ([*]%)”:

“(and if they are less than [*] percent ([*]%) Licensee shall remain obligated to pay for the full [*] percent ([*]%) of the previous Forecast)”.

4.21.	Clause 9 of the Original Agreement is hereby amended by adding a new Clause 9.13 at the end thereof, such new clause to read as follows:

“9.13 The Parties have amended the Forecast to reflect the amendments to this Agreement made as a result of the Amendment, with such amended Forecast attached hereto as Schedule 10.”

4.22.	The last sentence of Clause 10.3 of the Original Agreement is hereby amended to read in its entirety as follows:

“Where any payment has been made by Licensee under Clause 9.1 in respect of a Half Year at the calculation of the Supply Income for the Half Year the relevant number of Units of Product in respect of such payment shall be included in the calculation of the Supply Income in respect of such Half Year.”

4.23.	The last sentence of Clause 10.4 of the Original Agreement is hereby amended to read in its entirety as follows:

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

“Invoice Income in respect of each Half Year shall include any balancing payment made in such Half Year under Clause 9.1.”

4.24.	Clause 10.14 of the Original Agreement is hereby amended by deleting the phrase “(not supplied by Licensor)”.

4.25.	The first sentence of Clause 12.1 of the Original Agreement is hereby amended by inserting between the term “Product” and the word “affecting” in the third line thereof the phrase “supplied by Licensor”.

5.	ROYALTY

5.1.	Clause 10.6 of the Original Agreement is hereby amended to read in its entirety as follows:

“10.6 Royalties shall be payable by Licensee to Licensor as follows:

10.6.1 Licensee shall pay to Licensor a royalty at the rate of (a) [*] percent ([*]%) of any and all Authorized Generic Net Sales during the period (the “Royalty Term”) beginning on the Amendment Date and ending on the earlier of (i) the date of expiry of the last to expire of any Valid Claim of any Licensor Patent Rights Covering the Product in the Territory (the “Patent Expiry Date”) and (ii) the date of the first commercial sale by any Third Party (other than by or on behalf of Novel, Actavis, Gavis Pharmaceuticals, LLC or any of their respective Affiliates or sublicensees) of a product that refers to the Product as the reference-listed drug in an ANDA or pursuant to an application under 21 U.S.C. § 355(b)(2) (the “Generic Launch Date”); and, (b) if the Generic Launch Date should precede the Patent Expiry Date, [*] percent ([*]%) of any and all Authorized Generic Net Sales during the period starting on the Generic Launch Date and ending on the Patent Expiry Date.

10.6.2 In the event that the Licensor is not supplying all the Product requirements of the Licensee under the terms of Clause 11, Licensee shall pay to Licensor a royalty at the rate of [*] percent ([*]%) of any and all Net Sales during the Royalty Term of Product not supplied by Licensor (excluding, for the avoidance of doubt, Authorized Generic Net Sales).”

5.2.	The first sentence of Clause 10.7 of the Original Agreement is hereby amended to read in its entirety as follows:

“Where after the expiry of the Royalty Term, Licensor is not supplying all the Product requirements of the Licensee, Licensee shall pay to Licensor a trademark royalty at the rate of [*] percent ([*]%) of Net Sales of all Product not supplied by

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

10

Licensor but sold by Licensee under the Trademark (the “Trademark Royalty”), and the terms of Clauses 10.14 to 10.18 shall apply to such Trademark Royalty.”

5.3.	The last sentence of Clause 10.7 of the Original Agreement is hereby amended by inserting between the term “Royalty” and the word “during” the phrase “payable under Clause 10.6.2”.

6.	MANUFACTURE

6.1.	The final sentence of Clause 11.1 of the Original Agreement is hereby amended by replacing the references to “Clause 11.3” in each case with the phrase “Clause 11.3 or Clause 11.6”.

6.2.	Clause 11.2 of the Original Agreement is hereby amended by deleting the clause following Clause 11.2.2 and replacing it with the following text:

“ and where this Clause 11.2 applies Licensor shall continue to supply Product under the terms of this Agreement, unless and until such Second Source has been validated and has commenced and scaled up manufacture to satisfy the requirements for Product of Licensee. Licensee shall provide Licensor with written notice no later than [*] ([*]) Business Days after the Second Source has been validated and has commenced and scaled up manufacture to satisfy the requirements for Product of Licensee, following which notice (or, in the absence of such notice, the date on which such notice ought to have been given) Licensor shall have the option (but not the obligation) at any time thereafter upon service of not less than [*] ([*]) days notice in writing to cease to supply Product to Licensee. Licensee shall use Commercially Reasonable Efforts to cause Novel to qualify, validate and scale up manufacture, and Actavis to supply, by [*].

For the avoidance of doubt, Licensor (i) hereby expressly consents to and acknowledges the appointment by Licensee pursuant to this Clause 11.2 of Novel as the Second Source and of Novel and Actavis as Licensee’s sub-contractors and to the terms of the Supply Agreement (excluding those provisions of the Supply Agreement that have been redacted in the version supplied to Licensor), provided that, notwithstanding any provisions in the Supply Agreement, Licensee shall have the right to select and use a Second Source other than Novel only in accordance with this Clause 11, and (ii) agrees to comply with the provisions of this Clause 11 relating to assistance with technology transfer and the obtaining of Regulatory Approvals necessary for Novel to act as Second Source, and agrees to do so on a reasonably timely and expeditious basis so as to facilitate and enable the qualification, validation and scale up of

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

Novel as Second Source by [*], or as soon thereafter as possible, but in any event by [*]. For avoidance of doubt, (i) no consent is granted by Licensor to any amendment to or waiver of the Supply Agreement, except as may be subsequently provided by Licensor in a written agreement with Licensee; (ii) Novel and Actavis shall be deemed Licensee’s sub-contractors, and not Licensor’s sub-contractors, for purposes of this Agreement and, without limiting or qualifying Licensor’s obligations pursuant to clause (ii) of the preceding sentence, as between Licensor and Licensee, Licensee shall be responsible for arranging and coordinating the technology transfer to Novel and for obtaining any Regulatory Approvals necessary for Novel to act as a Second Source and Actavis to supply Product; and (iii) without limiting Licensor’s obligation to comply with this Clause 11, Licensor makes no representations, warranties or promises that Novel will be qualified, validated or commence and scale up manufacture, or that Actavis will commence supply, to satisfy the requirements of Licensee for Product.”

6.3.	Clause 11.4.2 of the Original Agreement is hereby amended to read in its entirety as follows:

“All Product and Authorized Generic Product shall be manufactured in the manner specified in the Initial NDA and in accordance with GMP and the Specifications and the Packaging and Labelling for any Product or Authorized Generic Product shall accurately identify Licensee or the Second Source as the manufacturer of such Product or Authorized Generic Product, as the case may be;”

6.4.	Clause 11.4.4 of the Original Agreement is hereby amended by deleting the term “NDA” and replacing it with the term “Initial NDA”.

6.5.	Clause 11.5 of the Original Agreement is hereby amended to read in its entirety as follows:

“Without limiting Licensor’s right to cease supply of Product under Clause 11.2, from and after [*], Licensor shall have the option (but no obligation) upon service of not less than [*] ([*]) months notice in writing, to expire at the end of a Year, to cease to supply Product to Licensee, under the terms of this Agreement.”

6.6.	Clause 11 of the Original Agreement is hereby amended by adding a new Clause 11.6 and a new Clause 11.7 at the end thereof, such new clauses to read as follows:

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

“11.6 Notwithstanding the terms of Clauses 8 and 9, (a) beginning on the Amendment Date, Licensee shall have an immediate license, solely for purposes of validating the Second Source as contemplated by the provisions of Clause 11.2, to make and manufacture, or have made and manufactured on its behalf by the Second Source pursuant to Clause 11.2, Product and Authorized Generic Product for Licensee’s use in the Territory and (b) from [*], Licensee shall have an immediate license to make and manufacture, or have made and manufactured on its behalf by the Second Source pursuant to Clause 11.2, (i) Product for its use in the Territory and, (ii) from and after the Authorized Generic Product Commencement Date, Authorized Generic Product for its use in the Territory. Notwithstanding anything to the contrary herein, Licensee shall have no right to make or manufacture, or have made or manufactured, Authorized Generic Product until the Authorized Generic Product Commencement Date.

11.7 In connection with the appointment by Licensee of Novel as a Second Source pursuant to Clause 11.2, Licensor hereby agrees (a) to reimburse Licensee for [*] [([*]) of each payment required to be made by Licensee to Novel pursuant to Section 2.9 of the Supply Agreement, provided that in no event shall Licensor be responsible for more than [*] dollars ($[*]) in respect of such payments and notwithstanding anything to the contrary herein, Licensor shall have no obligation to pay or reimburse Licensee for any other costs relating to Novel or Actavis, including without limitation in respect of Novel’s scale-up activities; and (b) that the provisions of Clause 11.2.1(iv) shall not apply, but that instead Licensor shall bear its own costs in effecting the technology transfer contemplated by Clause 11.2.1(iii). Licensor shall pay any amounts due to Licensee pursuant to clause (a) of the preceding sentence within [*] ([*]) days of the date of its receipt of Licensee’s invoice therefor accompanied by evidence of Licensee’s payment of such amounts to or on behalf of Novel.”

7.	EXCLUSIVITY

Clause 13 of the Original Agreement is hereby amended to read in its entirety as follows:

“During the term of this Agreement neither Licensee nor any Salix Affiliate will distribute, market, sell or otherwise Commercialise in the Territory any pharmaceutical product which is approved for use for the Indication (other than the

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

Product and the Authorized Generic Product), provided that nothing contained herein shall prevent Licensee or any Salix Affiliate from the development, distribution, marketing, sale or other exploitation of Visicol.”

8.	INTELLECTUAL PROPERTY - LICENSES

8.1.	The first sentence of Clause 16.4 of the Original Agreement is hereby amended to read in its entirety as follows:

“Licensor acknowledges that Licensee alone has the right to Commercialise the Product and any Authorized Generic Product in the Territory and Licensor shall not itself either directly or indirectly effect any Commercialisation of the Product or any Authorized Generic Product in the Territory, during the Term.”

8.2.	Clause 16 of the Original Agreement is hereby amended by adding new Clauses 16.7, 16.8, and 16.9 thereto, such Clauses to read as follows:

“16.7

16.7.1 Licensor expressly consents to the sub-license by Licensee of the Norgine Patents (as defined in the Novel Sublicense Agreement) effected pursuant to the Novel Sublicense Agreement. For avoidance of doubt, no consent is granted by Licensor to any amendment to or waiver of the Novel Sublicense Agreement, except as may be subsequently provided by Licensor in a written agreement with Licensee.

16.7.2 Licensee expressly consents to the license by Licensor of the Norgine Patents effected pursuant to the Novel Sublicense Agreement. For avoidance of doubt, no consent is granted by Licensee to any amendment to or waiver of the Novel Sublicense Agreement, except as may be subsequently provided by Licensee in a written agreement with Licensor.

16.7.3 Each Party explicitly agrees that, except for any claims that may be brought by Novel under or in respect of the Novel Sublicense Agreement, neither Party shall have any liability or obligation of any kind or nature to the other Party (including, in the case of Licensee, under Clause 20.1 and, in the case of Licensor, under Clause 20.2) in respect of the exercise by Novel of its rights under the Novel Sublicense Agreement or the making, importation, use, sale or offer for sale by Novel of the generic version of the Product pursuant thereto.

16.7.4 Except only and to the extent contemplated by Clauses 17.5 and 17.6, Licensee shall have no obligation in respect of the enforcement of the Novel Sublicense Agreement.

16.8 Licensee agrees that, from the Amendment Date until the date on which the Start Date (as such term is defined in the Novel Sublicense Agreement) has occurred pursuant to the provisions of Section 1.36(a), (b), (c), or (d) of the Novel Sublicense Agreement, it will take such steps as are necessary to avoid the occurrence of the Start Date pursuant to the provisions of Section 1.36(e) of the Novel Sublicense Agreement.

16.9 Subject to the terms and conditions of this Agreement, Licensee shall have the right, directly or through an Affiliate or sublicensee, to manufacture and have manufactured by the Second Source, and sell and have sold, one, and only one, Authorized Generic Product in the Territory commencing on the Authorized Generic Product Commencement Date. For avoidance of doubt, except for the Novel Sublicense Agreement and the licenses and rights granted by Licensor and Licensee to Novel thereunder and without in any way limiting the provisions of Clause 16.7, no right or license is granted to Licensee herein to manufacture or sell any version of the Product under an ANDA.”

9.	TRADEMARKS

9.1.	Clause 10.7 of the Original Agreement is hereby amended by deleting the third sentence thereof.

9.2.	Clause 14.2 of the Original Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Licensee agrees to Commercialise the Product solely under the Trademark. (For the avoidance of doubt, it is acknowledged and agreed that the provisions of the preceding sentence do not apply in respect of any Authorized Generic Product.)”

9.3.	Clause 14.5 of the Original Agreement is hereby amended by adding the following text at the end thereof:

“For the avoidance of doubt, the Parties acknowledge and agree that Packaging and Labelling of, or prescribing or other informational materials supplied or distributed by Licensee in respect of, any Product supplied to Licensee by Novel and/or Actavis pursuant to the Supply Agreement, or otherwise not supplied to Licensee by Licensor hereunder, shall not contain any statement or other indication that such Product was manufactured or supplied by Licensor.”

9.4.	Clause 14.8 of the Original Agreement is hereby amended by deleting the text thereof and replacing it with the notation “[RESERVED]”.

9.5.	Clause 14.9 of the Original Agreement is hereby amended to read in its entirety as follows:

“Licensee shall not, nor shall it permit any sublicensee to, use any trademarks or trade names (other than the Trademarks for the Product) so resembling the Trademarks so as to be likely to cause confusion, dilution, or deception. Licensee shall not register the Trademarks in its own name nor attempt to register any trademarks, marks, or trade names confusingly similar to the Trademarks. Licensee may not, nor shall it permit any Affiliate or Third Party to, use in connection with any Authorized Generic Product any trademark similar to or based in whole or in part on the Trademark.”

9.6.	Clause 14 of the Original Agreement is hereby amended by adding a new Clause 14.11 thereto, such Clause to read as follows:

“14.11 The provisions of this Clause 14 (other than Clause 14.9) shall not apply in respect of the exercise by Novel of its rights under the Novel Sublicense Agreement or the making, importation, use, sale or offer for sale by Novel of a generic version of the Product pursuant thereto.”

10.	INTELLECTUAL PROPERTY - MAINTENANCE, PROSECUTION AND DEFENCE

Clause 17.1 of the Original Agreement is hereby amended to read in its entirety as follows:

“Licensor shall at its own cost and expense be solely responsible for the filing, prosecution and maintenance of Licensor Patent Rights and the Trademarks using reasonable endeavours to prosecute to grant in the Territory all patent applications forming part of Licensor Patent Rights, including the conduct of any claims or proceedings relating to them (including but not limited to any interference, reissue or re-examination or opposition or revocation proceedings); provided, however, that Licensor shall not file or cause to be made any filing in respect of new Patent Rights claiming priority benefit of United States patent application number 10/693,328 filed October 24, 2003, now United States patent number 7,169,381 in respect of the Product or Authorized Generic Product in the Territory without first having obtained the written consent of Licensee, such consent, not to be unreasonably withheld, delayed or conditioned, to be provided or refused within ten (10) Business Days of written notice from Licensor giving reasonable details of the relevant filing (and to be deemed provided if it is not refused during such period). With respect to any other filing of Patent Rights in respect of the Product or Authorized Generic Product in the Territory, Licensor shall provide Licensee a copy of any such filing reasonably in advance of submission to the U.S. Patent and Trademark Office and shall reasonably consider any comments Licensee may have to such filing. Licensor shall keep Licensee promptly informed of all filings made for Licensor Patent Rights and the Trademarks including sending Licensee a copy of any such filing and otherwise shall keep Licensee informed of all material developments in relation to the Licensor Patent Rights and the Trademarks and shall, upon Licensee’s request, provide Licensee with copies of relevant documents related to the filing, prosecution and maintenance of the Licensor Patent Rights and the Trademarks.”

11.	LIFECYCLE MANAGEMENT PLAN AND COMMERCIALISATION OBLIGATIONS

Clause 2 of the Original Agreement is hereby amended by adding a new Clause 2.6 at the end thereof, such new clause to read as follows:

“2.6 Promptly following the Amendment Date, the JSC shall convene to review and update the Lifecycle Management Plan and Commercialisation Plan as then in effect in order to reflect and take into account the changes made to this Agreement by the Amendment and the related arrangements between the Parties and Novel. The JSC shall review and update the Lifecycle Management Plan and the Commercialisation Plan in good faith in accordance with the terms of this Agreement.”

12.	WARRANTIES AND UNDERTAKINGS

Clause 19 of the Original Agreement is hereby amended by adding new Clauses 19.5, 19.6 and 19.7, such clauses to read as follows:

“19.5 With effect as of the Amendment Date, notwithstanding any other provision of this Agreement:

19.5.1 Licensee, on behalf of itself and its Affiliates and its and their respective predecessors, successors, assigns, agents, officers, employees and representatives hereby fully, finally and irrevocably relinquish, release and discharge Licensor and its Affiliates and its and their respective predecessors, successors, assigns, agents, officers, employees and representatives (“Licensor Released Parties”) from any and all claims, demands, damages, liabilities, obligations and causes of action, in law or at equity, arising out of or relating to any of the following, to the extent (but only to the extent) the same exist as of the Amendment Date and the relevant facts relating thereto have been disclosed by Licensor to Licensee or its advisors in connection with the Litigation prior to execution of the Amendment (but excluding for such purpose any facts disclosed by Licensor to Licensee’s advisors (but not Licensee) which Licensor did not, prior to the Amendment Date, authorize or permit such advisors to disclose to Licensee), have been disclosed to Licensee as part of discovery or other disclosures in the Litigation as of or prior to the Amendment Date, or are known by Licensee as of the Amendment Date: (i) any breach by Licensor of any representations, undertakings or warranties in this Agreement; (ii) the conduct of the Litigation by Licensor prior to the Amendment Date; or (iii) the defence of the Litigation by Licensor prior to the Amendment Date.

19.5.2 The provisions of Clause 19.5.1 shall not apply in respect of any claim that any Licensee Released Party may have against any Licensor Released Party to the extent arising from or relating to any claim that may be made or brought by any Third Party against any Licensee Released Party seeking damages or other monetary award or payment in respect of [*] by such [*] in respect of [*] with respect to [*].

19.5.3 Licensor, on behalf of itself and its Affiliates and its and their respective predecessors, successors, assigns, agents, officers, employees and representatives hereby fully, finally and irrevocably relinquish, release and discharge Licensee and its Affiliates and its and their respective predecessors, successors, assigns, agents, officers, employees and representatives (“Licensee Released Parties”) from, any and all claims, demands, damages, liabilities, obligations and causes of action, in law or at equity, arising out of or relating to any of the following, to the extent (but only to the extent) the same exist as of the Amendment Date and the relevant facts relating thereto have been disclosed by Licensee to Licensor or its advisors in connection with the Litigation prior to execution of the Amendment (but excluding for such purpose any facts disclosed by Licensee to Licensor’s advisors (but not Licensor) which Licensee did not, prior to the Amendment Date, authorize or permit such advisors to disclose to Licensor), have been disclosed to Licensor as part of discovery or other disclosures in the Litigation as of or prior to the Amendment Date, or are known by Licensor as of the Amendment Date: (i) any breach by Licensee of any representations, undertakings or warranties in this Agreement; (ii) the conduct of the Litigation by Licensee prior to the Amendment Date; or (iii) the defence of the Litigation by Licensee prior to the Amendment Date.

19.5.4 The provisions of Clause 19.5.3 shall not apply in respect of any claim that any Licensor Released Party may have against any Licensee Released Party to the extent arising from or relating to any claim that may be made or brought by any Third Party against any Licensor Released Party seeking damages or other monetary award or payment in respect of

[*] Confidential Treatment requested; certain information omitted and filed separately with the SEC.

[*] by such [*] in respect of [*] with respect to [*].

19.6 Licensee represents and warrants that as of the Amendment Date, to its knowledge, neither it nor any of its Affiliates has any claim, demand, or cause of action arising from or based upon facts existing as of the Amendment Date against any Licensor Released Party that is not relinquished, released and discharged pursuant to Clause 19.5.1, excluding, for such purpose, any claim, demand or cause of action described in Clause 19.5.2.

19.7 Licensor represents and warrants that as of the Amendment Date, to its knowledge, neither it nor any of its Affiliates has any claim, demand, or cause of action arising from or based upon facts existing as of the Amendment Date against any Licensee Released Party that is not relinquished, released and discharged pursuant to Clause 19.5.3, excluding, for such purpose, any claim, demand or cause of action described in Clause 19.5.4.”

13.	INDEMNIFICATION

13.1.	Clause 20.1 of the Original Agreement is hereby amended by adding between the words “subject to Clauses” and “20.3” in the first line thereof the number and punctuation “16.7,”.

13.2.	Clause 20.2 of the Original Agreement is hereby amended by adding between the words “subject to Clauses” and “20.3” in the first line thereof the clause reference and punctuation “16.7,”, by deleting the term “NDA” and replacing it with the term “Initial NDA”, and by adding between the words “Affiliates or sub-contractors” and “to supply Product” the following text:

“(it being acknowledged and agreed by the Parties for such purpose that Novel and Actavis are, for purposes of the supply of Product to Licensee pursuant to the Supply Agreement, Licensee’s, and not Licensor’s, sub-contractors)”.

14.	CONSEQUENCES OF TERMINATION

14.1.	Clause 22.1 of the Original Agreement is hereby amended by the addition immediately after the words “Clause 21.3” and before the comma in the third line thereof the words “or by operation of Clause 21.1”.

14.2.	Clause 22.1.7 is hereby amended to read in its entirety as follows:

“shall have no further licences under this Agreement (with the effect that all sub-licenses granted by Licensee shall automatically cease, other than for the Novel Sublicense, which shall be assigned to Licensor, and hereby is assigned to

[*] Confidential Treatment requested; certain information omitted and filed separately with the SEC.

Licensor, effective on the date of such termination) and shall not after the effective date of termination itself use, license or otherwise exploit the Licensor IP.”

15.	SCHEDULES

15.1.	The Original Agreement is hereby amended by adding three new Schedules thereto, Schedule 10 (Revised Forecast), Schedule 11 (Novel Sublicense Agreement), and Schedule 12 (Supply Agreement (Redacted)), each such Schedule to consist of the text and other material attached to this Amendment and designated for such Schedule.

16.	FILINGS; CONFIDENTIALITY AND NON-DISCLOSURE

16.1.	Licensor and Licensee each agrees to make such filings in respect of this Amendment and the other agreements being executed by Licensor, Licensee and other persons in connection herewith as may be required by Applicable Laws, including those filings with the United State Federal Trade Commission and the United States Department of Justice required by Section 1112 of Subtitle B of Title XI of the United States Medicare Prescription Drug, Improvement, and Modernization Act of 2003. Each of the Licensor and Licensee agrees that filings contemplated by the preceding sentence shall be permitted to be made by the other notwithstanding any provision contained in Clauses 18.6 or 18.9 of the Original Agreement to the contrary.

16.2.	Subject to Clause 16.1, disclosure of this Amendment and its terms shall be governed by the provisions of Clause 18 of the Original Agreement, including Clauses 18.6 and 18.9 of the Original Agreement, mutatis mutandis.

17.	ASSIGNMENT

This Amendment shall be binding upon and inure to the benefit of the successors in interest of the respective party hereto. Neither this Amendment nor any interest hereunder shall be assignable (i) by either party hereto separately from the Original Agreement or (ii) otherwise except as permitted by Clause 25 of the Original Agreement.

18.	GOVERNING LAW AND JURISDICTION

The interpretation and construction of this Amendment shall be governed by the laws of England excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction. Any dispute arising out of or relating to the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Amendment shall be subject to the non-exclusive jurisdiction of the courts of England and Wales.

18.1.

Licensee with respect to the subject matter thereof. This Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Amendment. Each of the parties hereto confirms that it is not relying on any representations, warranties or covenants of the other except as specifically set out in this Amendment. Nothing in this Amendment is intended to limit or exclude any liability for fraud.

18.2.	The Original Agreement, as amended by this Amendment, is hereby ratified by the parties hereto and as so amended shall continue in full force and effect.

18.3.	If any provision of this Amendment is held to be invalid, illegal or unenforceable, in any respect, then, to the fullest extent permitted by Applicable Laws and if the rights or obligations of the parties hereto will not be materially and adversely affected: (i) such provision will be given no effect by the parties hereto and shall not form part of this Amendment, (ii) all other provisions of this Amendment shall remain in full force and effect, and (iii) the parties hereto shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Laws and achieves, as nearly as possible, the original intention of the parties hereto. To the fullest extent permitted by Applicable Laws, the parties hereto waive any provision of law that would render any provision of this Amendment invalid, illegal or unenforceable in any respect.

19.	ENGLISH LANGUAGE

This Amendment is written and executed in the English language. Any translation into any other language shall not be an official version of this Amendment and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

20.	AMENDMENT

Any amendment or modification of this Amendment must be in writing and signed by authorized representatives of both parties hereto.

21.	NO BENEFIT TO THIRD PARTIES

The provisions of this Amendment are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons. A person who is not a party to this Amendment (including any employee, officer, agent, representative or subcontractor of either party hereto) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Amendment but this does not affect any right or remedy of a Third Party which exists or is available apart from the said Act.

22.	FURTHER ASSURANCE

Each party hereto shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other party hereto may reasonably require to implement or give effect to this Amendment. Without limiting the foregoing, each party hereto shall take any and all such further steps, perform all further acts and things and execute and deliver such further agreements and other documents as may be required or necessary to conform the agreements between the parties set forth in the Original Agreement as amended by this Amendment to the conditions and requirements of the Novel Sublicense Agreement, the Supply Agreement, and the Settlement Agreement and the obligations of the parties hereto thereunder.

23.	EXPENSES

Each party hereto shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such party incidental to the negotiation, preparation, execution and delivery of this Amendment.

24.	OTHER AGREEMENTS

24.1.	Simultaneously herewith, Licensee and Licensor are entering into the Novel Sublicense Agreement with Novel and Norgine Europe B.V., Licensee is entering into the Supply Agreement with Actavis and Novel, and Licensor and Licensee are entering into the Settlement Agreement with Novel, Norgine Europe B.V. and Actavis. The effectiveness of this Amendment is explicitly conditioned on the simultaneous execution and delivery by each of the parties thereto of each and every one of the aforesaid agreements.

24.2.	Sections 2 through 15 of this Amendment shall become effective only upon the occurrence of the Consent Judgment Entry Date, as such term is defined in the Settlement Agreement. For the avoidance of ambiguity, in the event there is no Consent Judgment Entry Date, the provisions of Sections 2 through 15 of this Amendment shall never become effective.

25.	COUNTERPARTS

This Amendment may be executed in two counterparts, each of which shall be deemed an original and both of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Amendment delivered by facsimile or other electronic transmission shall be effective as an original executed signature page.

[Signatures appear on the next page.]

IN WITNESS WHEREOF the Licensor and Licensee have executed this Amendment the day and year first above written.

Signed by Carolyn J. Logan	)

for and on behalf of	)

SALIX PHARMACEUTICALS, INC.	)

Signed by Frank P. Nooteboom	)

for and on behalf of	)

NORGINE B.V.	)

Signature Page to First Amendment to License and Supply Agreement

SCHEDULE 10

Revised Forecast

[*] (months [*])
[*]	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10

	[*]	[*]	[*]	[*]	[*]	[*]	[*]

purchase order number	[*]	[*]	[*]	[*]	[*]	[*]	[*]

delivery date	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] (months [*])
[*]	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10

	[*]	[*]	[*]	[*]	[*]	[*]	[*]

purchase order number	[*]	[*]	[*]	[*]	[*]	[*]	[*]

delivery date	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Forecast for [*] beginning [*] and [*] is [*].

This Forecast is premised on the Parties’ current expectations that Novel will be qualified and scaled up to provide Licensee’s needs for Product by [*].

[*] Confidential treatment requested; certain information omitted and filed separately with the SEC.

SCHEDULE 11

Novel Sublicense Agreement

SCHEDULE 12

Supply Agreement (Redacted)